Exhibit 99.1
ENDO REPORTS SECOND-QUARTER 2019 FINANCIAL RESULTS

— Operating Performance Led by Year-over-Year Double-Digit-Percentage Growth in Revenues of Sterile Injectables Segment and Specialty Products Portfolio of Branded Pharmaceuticals Segment —

— Endo Reaffirms Full-Year 2019 Financial Guidance —
DUBLIN, August 5, 2019 -- Endo International plc (NASDAQ: ENDP) today reported second-quarter 2019 financial results, including:

•	Revenues of $700 million, a decrease of 2 percent compared to second-quarter 2018 revenues of $715 million.

•	Branded Pharmaceuticals - Specialty Products revenues increased 17 percent to $124 million compared to second-quarter 2018 revenues of $106 million.

•	Sterile Injectables revenues increased 12 percent to $244 million compared to second-quarter 2018 revenues of $218 million.

•	Reported net loss from continuing operations of $98 million compared to second-quarter 2018 reported net loss from continuing operations of $52 million.

•	Reported diluted loss per share from continuing operations of $0.43 compared to second-quarter 2018 reported diluted loss per share from continuing operations of $0.23.

•	Adjusted income from continuing operations of $120 million compared to second-quarter 2018 adjusted income from continuing operations of $172 million.

•	Adjusted diluted earnings per share from continuing operations of $0.52 compared to second-quarter 2018 adjusted diluted earnings per share from continuing operations of $0.76.

•	Adjusted EBITDA of $307 million compared to second-quarter 2018 adjusted EBITDA of $351 million.

"I am pleased with our second-quarter 2019 operating performance, led by continued year-over-year double-digit percentage growth in revenues of our Sterile Injectables segment and in the Specialty Products portfolio of our Branded Pharmaceuticals segment. XIAFLEX® grew 18 percent in the quarter, reflecting continued demand growth as a result of successful commercial execution and promotional investment," said Paul Campanelli, President and Chief Executive Officer of Endo. "We are on target to meet our previously provided full-year financial guidance and remain highly focused on the continued execution of our multiyear turnaround plan in a challenging external environment."
FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Total Revenues, Net	$699,727	$714,696	(2)%	$1,420,138	$1,415,223	—%
Reported Loss from Continuing Operations	$(98,052)	$(52,479)	87%	$(110,664)	$(550,217)	(80)%
Reported Diluted Weighted Average Shares	226,221	223,834	1%	225,408	223,677	1%
Reported Diluted Loss per Share from Continuing Operations	$(0.43)	$(0.23)	87%	$(0.49)	$(2.46)	(80)%
Adjusted Income from Continuing Operations	$120,405	$172,195	(30)%	$242,488	$322,978	(25)%
Adjusted Diluted Weighted Average Shares[1]	232,713	227,273	2%	232,174	226,114	3%
Adjusted Diluted Income per Share from Continuing Operations	$0.52	$0.76	(32)%	$1.04	$1.43	(27)%
__________

(1)
Diluted per share data is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS
Total revenues were $700 million in second-quarter 2019 compared to $715 million during the same period in 2018. This decrease was primarily attributable to competitive pressures in the Generic Pharmaceuticals segment, the Established Products portfolio of the Branded Pharmaceuticals segment, and the International segment, partially offset by continued strong growth in the Sterile Injectables segment and the Specialty Products portfolio of the Branded Pharmaceuticals segment.

GAAP net loss from continuing operations in second-quarter 2019 was $98 million compared to GAAP net loss from continuing operations of $52 million during the same period in 2018. This result was primarily attributable to an increase in asset impairment charges and a decrease in gains on the sale of certain assets, partially offset by a decrease in research and development spending. GAAP diluted net loss per share from continuing operations in second-quarter 2019 was $0.43 compared to GAAP diluted net loss per share from continuing operations of $0.23 in second-quarter 2018.
Adjusted income from continuing operations in second-quarter 2019 was $120 million compared to $172 million in second-quarter 2018. This decrease was primarily attributable to lower adjusted gross margin in our Generic Pharmaceuticals segment due to a decline in revenue and an unfavorable change in product mix. Adjusted diluted income per share from continuing operations in second-quarter 2019 was $0.52 compared to $0.76 in second-quarter 2018.
BRANDED PHARMACEUTICALS
Second-quarter 2019 Branded Pharmaceuticals revenues were $209 million compared to $213 million in second-quarter 2018. This decrease was primarily attributable to ongoing generic competition in our Established Products portfolio, offset by continued strong growth of our Specialty Products portfolio.
Specialty Products revenues increased 17 percent to $124 million in second-quarter 2019 compared to second-quarter 2018, primarily driven by the continued strong performance of XIAFLEX®. Sales of XIAFLEX® increased 18 percent to $75 million compared to second-quarter 2018, primarily attributable to demand growth in both the Peyronie’s Disease and Dupuytren’s Contracture indications driven by continued commercial execution and investment in promotional activities.
With regards to Collagenase Clostridium Histolyticum (CCH) for the treatment of cellulite, Phase 3 data was presented in May at the American Society for Aesthetic Plastic Surgery Hot Topics session by clinical investigator Dr. Lawrence Bass. Additionally, Phase 2 and Phase 3 data was presented by multiple physicians, including clinical investigator Dr. Michael Gold, throughout the Vegas Cosmetic Surgery meeting held in June.

STERILE INJECTABLES
Second-quarter 2019 Sterile Injectables revenues were $244 million, an increase of 12 percent compared to second-quarter 2018. This increase reflects the third-quarter 2018 launch of ertapenem for injection, the authorized generic of INVANZ®, as well as the continued strong growth of VASOSTRICT® and ADRENALIN®. As anticipated, second-quarter 2019 Sterile Injectables revenue declined versus first-quarter 2019 primarily as a result of the non-recurrence of the first-quarter stocking benefit and the expected destocking in the second quarter.
GENERIC PHARMACEUTICALS
Second-quarter 2019 Generic Pharmaceuticals revenues were $218 million compared to $241 million in second-quarter 2018. This performance was primarily attributable to increased competitive pressure on certain generic products. Partially offsetting the decrease was the impact of certain 2018 product launches including, among others, colchicine tablets, the authorized generic of Colcrys®. During second-quarter 2019, the Generic Pharmaceuticals segment launched three products.
INTERNATIONAL PHARMACEUTICALS
Second-quarter 2019 International Pharmaceuticals revenues were $29 million, compared to $43 million in the same period in 2018.
2019 FINANCIAL GUIDANCE
For the twelve months ending December 31, 2019, at current exchange rates, Endo is reaffirming its previously provided guidance on revenue, adjusted diluted earnings per share from continuing operations and adjusted EBITDA from continuing operations. The Company estimates:

•	Total revenues to be between $2.76 billion and $2.96 billion;

•	Adjusted diluted earnings per share from continuing operations to be between $2.00 and $2.25; and

•	Adjusted EBITDA from continuing operations to be between $1.24 billion and $1.34 billion.
The Company’s 2019 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 65.0% to 66.0%;

•	Adjusted operating expenses as a percentage of revenues of approximately 24.5% to 25.0%;

•	Adjusted interest expense of approximately $550 million to $560 million;

•	Adjusted effective tax rate of approximately 17.5% to 18.5%; and

•	Adjusted diluted weighted average shares outstanding of approximately 234 million.

BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
In June 2019, the Company borrowed $300.0 million under its existing $1,000.0 million revolving credit facility. The Company expects to use the proceeds from this borrowing for purposes consistent with the Company’s previously stated capital allocation priorities, including for general corporate purposes.
As of June 30, 2019, the Company had approximately $1.4 billion in unrestricted cash; debt of $8.4 billion; net debt of approximately $7.0 billion and a net debt to adjusted EBITDA ratio of 5.3.
Second-quarter 2019 cash provided by operating activities was $177 million, compared to $170 million of net cash provided by operating activities during second-quarter 2018.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release tomorrow at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 4344119. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from August 6, 2019 at 10:30 a.m. ET until 10:30 a.m. ET on August 13, 2019 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 4344119.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three and six months ended June 30, 2019 and 2018 (dollars in thousands):

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2019	2018		2019	2018
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$74,855	$63,500	18%	$143,362	$120,641	19%
SUPPRELIN® LA	23,714	19,963	19%	45,770	40,540	13%
Other Specialty (1)	25,524	22,585	13%	49,927	41,612	20%
Total Specialty Products	$124,093	$106,048	17%	$239,059	$202,793	18%
Established Products:
PERCOCET®	$28,878	$30,833	(6)%	$59,638	$62,809	(5)%
TESTOPEL®	11,780	13,844	(15)%	27,594	29,014	(5)%
Other Established (2)	44,262	61,912	(29)%	86,247	118,256	(27)%
Total Established Products	$84,920	$106,589	(20)%	$173,479	$210,079	(17)%
Total Branded Pharmaceuticals (3)	$209,013	$212,637	(2)%	$412,538	$412,872	—%
Sterile Injectables:
VASOSTRICT®	$116,026	$106,329	9%	$255,163	$220,054	16%
ADRENALIN®	45,835	36,658	25%	93,157	66,398	40%
Ertapenem for injection	25,547	—	NM	57,766	—	NM
Other Sterile Injectables (4)	56,872	74,856	(24)%	108,242	147,245	(26)%
Total Sterile Injectables (3)	$244,280	$217,843	12%	$514,328	$433,697	19%
Total Generic Pharmaceuticals	$217,784	$241,236	(10)%	$436,310	$490,476	(11)%
Total International Pharmaceuticals	$28,650	$42,980	(33)%	$56,962	$78,178	(27)%
Total revenues, net	$699,727	$714,696	(2)%	$1,420,138	$1,415,223	—%
__________

(1)
Products included within Other Specialty are NASCOBAL® Nasal Spray and AVEED®. Beginning with our first-quarter 2019 reporting, TESTOPEL®, which was previously included in Other Specialty, has been reclassified and is now included in the Established Products portfolio for all periods presented.

(2)	Products included within Other Established include, but are not limited to, LIDODERM®, VOLTAREN® Gel, EDEX®, FORTESTA® Gel, and TESTIM®, including the authorized generics of TESTIM® and FORTESTA® Gel.

(3)
Individual products presented above represent the top two performing products in each product category for either the three or six months ended June 30, 2019 and/or any product having revenues in excess of $25 million during any quarterly period in 2019 or 2018.

(4)	Products included within Other Sterile Injectables include, but are not limited to, APLISOL® and ephedrine sulfate injection.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and six months ended June 30, 2019 and 2018 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
TOTAL REVENUES, NET	$699,727	$714,696	$1,420,138	$1,415,223
COSTS AND EXPENSES:
Cost of revenues	388,208	381,905	780,117	785,503
Selling, general and administrative	152,297	148,157	303,420	314,824
Research and development	26,348	82,102	59,834	120,748
Litigation-related and other contingencies, net	10,315	19,620	10,321	17,120
Asset impairment charges	88,438	22,767	253,886	471,183
Acquisition-related and integration items	(5,507)	5,161	(43,008)	11,996
Interest expense, net	134,809	130,059	267,484	254,049
Gain on extinguishment of debt	—	—	(119,828)	—
Other (income) expense, net	(597)	(28,831)	4,205	(31,709)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(94,584)	$(46,244)	$(96,293)	$(528,491)
INCOME TAX EXPENSE	3,468	6,235	14,371	21,726
LOSS FROM CONTINUING OPERATIONS	$(98,052)	$(52,479)	$(110,664)	$(550,217)
DISCONTINUED OPERATIONS, NET OF TAX	(7,953)	(8,388)	(13,914)	(16,139)
NET LOSS	$(106,005)	$(60,867)	$(124,578)	$(566,356)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(0.43)	$(0.23)	$(0.49)	$(2.46)
Discontinued operations	(0.04)	(0.04)	(0.06)	(0.07)
Basic	$(0.47)	$(0.27)	$(0.55)	$(2.53)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(0.43)	$(0.23)	$(0.49)	$(2.46)
Discontinued operations	(0.04)	(0.04)	(0.06)	(0.07)
Diluted	$(0.47)	$(0.27)	$(0.55)	$(2.53)
WEIGHTED AVERAGE SHARES:
Basic	226,221	223,834	225,408	223,677
Diluted	226,221	223,834	225,408	223,677

The following table presents unaudited Condensed Consolidated Balance Sheet data at June 30, 2019 and December 31, 2018 (in thousands):

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,446,949	$1,149,113
Restricted cash and cash equivalents	307,587	305,368
Accounts receivable	442,078	470,570
Inventories, net	335,890	322,179
Other current assets	222,548	95,920
Total current assets	$2,755,052	$2,343,150
TOTAL NON-CURRENT ASSETS	7,319,237	7,789,243
TOTAL ASSETS	$10,074,289	$10,132,393
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,786,054	$1,914,285
Other current liabilities	49,766	35,811
Total current liabilities	$1,835,820	$1,950,096
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,369,972	8,224,269
OTHER LIABILITIES	458,969	456,311
SHAREHOLDERS' DEFICIT	(590,472)	(498,283)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$10,074,289	$10,132,393

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the six months ended June 30, 2019 and 2018 (in thousands):

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(124,578)	$(566,356)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	320,788	379,646
Asset impairment charges	253,886	471,183
Other, including cash payments to claimants from Qualified Settlement Funds	(363,494)	(65,341)
Net cash provided by operating activities	$86,602	$219,132
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(23,632)	$(41,960)
Proceeds from sale of business and other assets, net	2,594	37,971
Other	(1,278)	(4,999)
Net cash used in investing activities	$(22,316)	$(8,988)
FINANCING ACTIVITIES:
Proceeds from (payments on) borrowings, net	$257,605	$(19,650)
Other	(22,676)	(21,143)
Net cash provided by (used in) financing activities	$234,929	$(40,793)
Effect of foreign exchange rate	841	(1,010)
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$300,056	$168,341
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,476,837	1,311,014
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,776,893	$1,479,355

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2019 and 2018 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss (GAAP)	$(106,005)	$(60,867)	$(124,578)	$(566,356)
Income tax expense	3,468	6,235	14,371	21,726
Interest expense, net	134,809	130,059	267,484	254,049
Depreciation and amortization (15)	158,055	170,011	320,788	344,469
EBITDA (non-GAAP)	$190,327	$245,438	$478,065	$53,888

Inventory step-up and other cost savings (2)	$—	$124	$—	$190
Upfront and milestone-related payments (3)	1,444	36,964	2,383	38,296
Inventory reserve increase from restructuring (4)	—	202	—	2,590
Separation benefits and other restructuring (5)	2,124	28,951	4,149	75,550
Certain litigation-related and other contingencies, net (6)	10,315	19,620	10,321	17,120
Asset impairment charges (7)	88,438	22,767	253,886	471,183
Acquisition-related and integration costs (8)	—	1,034	—	1,034
Fair value of contingent consideration (9)	(5,507)	4,127	(43,008)	10,962
Gain on extinguishment of debt (10)	—	—	(119,828)	—
Share-based compensation	12,600	12,096	37,333	29,986
Other (income) expense, net (16)	(597)	(28,831)	4,205	(31,709)
Other adjustments	3	(10)	87	(708)
Discontinued operations, net of tax (13)	7,953	8,388	13,914	16,139
Adjusted EBITDA (non-GAAP)	$307,100	$350,870	$641,507	$684,521

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our Loss from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three and six months ended June 30, 2019 and 2018 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Loss from continuing operations (GAAP)	$(98,052)	$(52,479)	$(110,664)	$(550,217)
Non-GAAP adjustments:
Amortization of intangible assets (1)	140,418	153,215	286,017	310,387
Inventory step-up and other cost savings (2)	—	124	—	190
Upfront and milestone-related payments (3)	1,444	36,964	2,383	38,296
Inventory reserve increase from restructuring (4)	—	202	—	2,590
Separation benefits and other restructuring (5)	2,124	28,951	4,149	75,550
Certain litigation-related and other contingencies, net (6)	10,315	19,620	10,321	17,120
Asset impairment charges (7)	88,438	22,767	253,886	471,183
Acquisition-related and integration costs (8)	—	1,034	—	1,034
Fair value of contingent consideration (9)	(5,507)	4,127	(43,008)	10,962
Gain on extinguishment of debt (10)	—	—	(119,828)	—
Other (11)	86	(28,007)	1,620	(31,261)
Tax adjustments (12)	(18,861)	(14,323)	(42,388)	(22,856)
Adjusted income from continuing operations (non-GAAP)	$120,405	$172,195	$242,488	$322,978

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and six months ended June 30, 2019 and 2018 (in thousands, except per share data):

Three Months Ended June 30, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$699,727	$388,208	$311,519	44.5%	$271,891	38.9%	$39,628	5.7%	$134,212	$(94,584)	$3,468	(3.7)%	$(98,052)	$(7,953)	$(106,005)	$(0.43)
Items impacting comparability:
Amortization of intangible assets (1)	—	(140,418)	140,418		—		140,418		—	140,418	—		140,418	—	140,418
Upfront and milestone-related payments (3)	—	(739)	739		(705)		1,444		—	1,444	—		1,444	—	1,444
Separation benefits and other restructuring (5)	—	—	—		(2,124)		2,124		—	2,124	—		2,124	—	2,124
Certain litigation-related and other contingencies, net (6)	—	—	—		(10,315)		10,315		—	10,315	—		10,315	—	10,315
Asset impairment charges (7)	—	—	—		(88,438)		88,438		—	88,438	—		88,438	—	88,438
Fair value of contingent consideration (9)	—	—	—		5,507		(5,507)		—	(5,507)	—		(5,507)	—	(5,507)
Other (11)	—	—	—		175		(175)		(261)	86	—		86	—	86
Tax adjustments (12)	—	—	—		—		—		—	—	18,861		(18,861)	—	(18,861)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	7,953	7,953
After considering items (non-GAAP)	$699,727	$247,051	$452,676	64.7%	$175,991	25.2%	$276,685	39.5%	$133,951	$142,734	$22,329	15.6%	$120,405	$—	$120,405	$0.52

Three Months Ended June 30, 2018
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$714,696	$381,905	$332,791	46.6%	$277,807	38.9%	$54,984	7.7%	$101,228	$(46,244)	$6,235	(13.5)%	$(52,479)	$(8,388)	$(60,867)	$(0.23)
Items impacting comparability:
Amortization of intangible assets (1)	—	(153,215)	153,215		—		153,215		—	153,215	—		153,215	—	153,215
Inventory step-up and other cost savings (2)	—	(124)	124		—		124		—	124	—		124	—	124
Upfront and milestone-related payments (3)	—	(694)	694		(36,270)		36,964		—	36,964	—		36,964	—	36,964
Inventory reserve increase from restructuring (4)	—	(202)	202		—		202		—	202	—		202	—	202
Separation benefits and other restructuring (5)	—	(26,613)	26,613		(2,338)		28,951		—	28,951	—		28,951	—	28,951
Certain litigation-related and other contingencies, net (6)	—	—	—		(19,620)		19,620		—	19,620	—		19,620	—	19,620
Asset impairment charges (7)	—	—	—		(22,767)		22,767		—	22,767	—		22,767	—	22,767
Acquisition-related and integration costs (8)	—	—	—		(1,034)		1,034		—	1,034	—		1,034	—	1,034
Fair value of contingent consideration (9)	—	—	—		(4,127)		4,127		—	4,127	—		4,127	—	4,127
Other (11)	—	—	—		—		—		28,007	(28,007)	—		(28,007)	—	(28,007)
Tax adjustments (12)	—	—	—		—		—		—	—	14,323		(14,323)	—	(14,323)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	8,388	8,388
After considering items (non-GAAP)	$714,696	$201,057	$513,639	71.9%	$191,651	26.8%	$321,988	45.1%	$129,235	$192,753	$20,558	10.7%	$172,195	$—	$172,195	$0.76

Six Months Ended June 30, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$1,420,138	$780,117	$640,021	45.1%	$584,453	41.2%	$55,568	3.9%	$151,861	$(96,293)	$14,371	(14.9)%	$(110,664)	$(13,914)	$(124,578)	$(0.49)
Items impacting comparability:
Amortization of intangible assets (1)	—	(286,017)	286,017		—		286,017		—	286,017	—		286,017	—	286,017
Upfront and milestone-related payments (3)	—	(1,400)	1,400		(983)		2,383		—	2,383	—		2,383	—	2,383
Separation benefits and other restructuring (5)	—	—	—		(4,149)		4,149		—	4,149	—		4,149	—	4,149
Certain litigation-related and other contingencies, net (6)	—	—	—		(10,321)		10,321		—	10,321	—		10,321	—	10,321
Asset impairment charges (7)	—	—	—		(253,886)		253,886		—	253,886	—		253,886	—	253,886
Fair value of contingent consideration (9)	—	—	—		43,008		(43,008)		—	(43,008)	—		(43,008)	—	(43,008)
Gain on extinguishment of debt (10)	—	—	—		—		—		119,828	(119,828)	—		(119,828)	—	(119,828)
Other (11)	—	—	—		175		(175)		(1,795)	1,620	—		1,620	—	1,620
Tax adjustments (12)	—	—	—		—		—		—	—	42,388		(42,388)	—	(42,388)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	13,914	13,914
After considering items (non-GAAP)	$1,420,138	$492,700	$927,438	65.3%	$358,297	25.2%	$569,141	40.1%	$269,894	$299,247	$56,759	19.0%	$242,488	$—	$242,488	$1.04

Six Months Ended June 30, 2018
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$1,415,223	$785,503	$629,720	44.5%	$935,871	66.1%	$(306,151)	(21.6)%	$222,340	$(528,491)	$21,726	(4.1)%	$(550,217)	$(16,139)	$(566,356)	$(2.46)
Items impacting comparability:
Amortization of intangible assets (1)	—	(310,387)	310,387		—		310,387		—	310,387	—		310,387	—	310,387
Inventory step-up and other cost savings (2)	—	(190)	190		—		190		—	190	—		190	—	190
Upfront and milestone-related payments (3)	—	(1,350)	1,350		(36,946)		38,296		—	38,296	—		38,296	—	38,296
Inventory reserve increase from restructuring (4)	—	(2,590)	2,590		—		2,590		—	2,590	—		2,590	—	2,590
Separation benefits and other restructuring (5)	—	(53,831)	53,831		(21,719)		75,550		—	75,550	—		75,550	—	75,550
Certain litigation-related and other contingencies, net (6)	—	—	—		(17,120)		17,120		—	17,120	—		17,120	—	17,120
Asset impairment charges (7)	—	—	—		(471,183)		471,183		—	471,183	—		471,183	—	471,183
Acquisition-related and integration costs (8)	—	—	—		(1,034)		1,034		—	1,034	—		1,034	—	1,034
Fair value of contingent consideration (9)	—	—	—		(10,962)		10,962		—	10,962	—		10,962	—	10,962
Other (11)	—	—	—		630		(630)		30,631	(31,261)	—		(31,261)	—	(31,261)
Tax adjustments (12)	—	—	—		—		—		—	—	22,856		(22,856)	—	(22,856)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	16,139	16,139
After considering items (non-GAAP)	$1,415,223	$417,155	$998,068	70.5%	$377,537	26.7%	$620,531	43.8%	$252,971	$367,560	$44,582	12.1%	$322,978	$—	$322,978	$1.43

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and six months ended June 30, 2019 and 2018 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Amortization of intangible assets excluding fair value step-up from contingent consideration	$134,473	$146,906	$271,338	$296,766
Amortization of intangible assets related to fair value step-up from contingent consideration	5,945	6,309	14,679	13,621
Total	$140,418	$153,215	$286,017	$310,387

(2)	To exclude adjustments for inventory step-up.

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended June 30,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$739	$—	$694	$—
Development-based	—	705	—	36,270
Total	$739	$705	$694	$36,270

	Six Months Ended June 30,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$1,400	$—	$1,350	$—
Development-based	—	983	—	36,946
Total	$1,400	$983	$1,350	$36,946

(4)	To exclude charges reflecting adjustments to excess inventory reserves related to our various restructuring initiatives.

(5)	Adjustments for separation benefits and other restructuring included the following (in thousands):

	Three Months Ended June 30,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$—	$410	$3,983	$1,440
Accelerated depreciation and product discontinuation charges	—	—	18,045	—
Other	—	1,714	4,585	898
Total	$—	$2,124	$26,613	$2,338

	Six Months Ended June 30,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$—	$2,212	$13,768	$16,836
Accelerated depreciation and product discontinuation charges	—	—	35,177	—
Other	—	1,937	4,886	4,883
Total	$—	$4,149	$53,831	$21,719

(6)	To exclude litigation-related settlement charges and certain settlements proceeds related to suits filed by our subsidiaries.

(7)	Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Goodwill impairment charges	$65,108	$—	$151,108	$391,000
Other intangible asset impairment charges	21,699	22,767	100,399	76,967
Property, plant and equipment impairment charges	1,631	—	2,379	3,216
Total asset impairment charges	$88,438	$22,767	$253,886	$471,183

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions.

(9)
To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to our estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of, and extent to which we will incur related contingent obligations.

(10)	To exclude the gain on the extinguishment of debt associated with our March 2019 refinancing.

(11)	Other adjustments included the following (in thousands):

	Three Months Ended June 30,
	2019		2018
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$2,262	$—	$(574)
(Gain) loss on sale of business and other assets	—	(2,001)	—	(23,837)
Other miscellaneous	(175)	—	—	(3,596)
Total	$(175)	$261	$—	$(28,007)

	Six Months Ended June 30,
	2019		2018
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$3,796	$—	$(3,088)
(Gain) loss on sale of business and other assets	—	(2,001)	—	(23,837)
Other miscellaneous	(175)	—	(630)	(3,706)
Total	$(175)	$1,795	$(630)	$(30,631)

(12)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(13)	To exclude the results of the businesses reported as discontinued operations, net of tax.

(14)	Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP	226,221	223,834	225,408	223,677
Non-GAAP Adjusted	232,713	227,273	232,174	226,114

(15)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Separation benefits and other restructuring.

(16)	To exclude Other (income) expense, net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net loss (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended June 30, 2019 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended June 30, 2019
Net loss (GAAP)	$(589,691)
Income tax expense	15,580
Interest expense, net	535,091
Depreciation and amortization (15)	664,849
EBITDA (non-GAAP)	$625,829

Inventory step-up and other cost savings	$71
Upfront and milestone-related payments	9,195
Inventory reserve increase from restructuring	357
Separation benefits and other restructuring	11,947
Certain litigation-related and other contingencies, net	7,010
Asset impairment charges	699,642
Acquisition-related and integration costs	970
Fair value of contingent consideration	(34,060)
Gain on extinguishment of debt	(119,828)
Share-based compensation	61,418
Other income, net	(16,039)
Other adjustments	58
Discontinued operations, net of tax	67,477
Adjusted EBITDA (non-GAAP)	$1,314,047

Calculation of Net Debt:
Debt	$8,404,122
Cash (excluding Restricted Cash)	1,446,949
Net Debt (non-GAAP)	$6,957,173

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.3

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, timing, closing and expected benefits and value from any acquisition, expected growth and regulatory approvals, together with Endo’s earnings per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; unfavorable publicity regarding the misuse of opioids; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845)-364-4833
#####